As filed with the Securities and Exchange Commission on May 6, 2024

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hasbro, Inc.

(Exact name of registrant as specified in its charter)

Rhode Island	05-0155090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1027 Newport Avenue

Pawtucket, Rhode Island 02861

(401) 431-8697

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tarrant Sibley

Executive Vice President, Chief Legal Officer and Corporate Secretary

Hasbro, Inc.

1027 Newport Avenue

Pawtucket, Rhode Island 02861

(401) 431-8697

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Craig F. Arcella

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, New York 10001

(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Hasbro, Inc.

Debt Securities

We may offer and sell debt securities from time to time in one or more offerings. This prospectus describes the general terms of these debt securities and the general manner in which we may offer these debt securities. We will provide the specific terms of these debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these debt securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement before you invest.

We may offer these debt securities in amounts, at prices and on terms determined at the time of offering. The debt securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to purchasers or through a combination of such methods. See “Plan of Distribution” on page 12. If any underwriters, dealers or agents are involved in the sale of any of the debt securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” on page 1 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering, including the specific amounts, prices and terms of the debt securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 1 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus authorized by us. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the debt securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such debt securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “Hasbro,” the “Company,” “we,” “our” and “us” refer, collectively, to Hasbro, Inc., a Rhode Island corporation, and its subsidiaries. Capitalized names of brands and products are service marks, trademarks or trade names of Hasbro or other persons.

RISK FACTORS

Before you invest in the debt securities offered pursuant to this prospectus, you should be aware of various risks, including but not limited to those discussed in the section of any accompanying prospectus supplement entitled “Risk Factors,” as well as those discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated into this prospectus by reference and may be updated and modified periodically in our reports filed with the SEC and incorporated into this prospectus by reference. See “Where You Can Find More Information” and “Incorporation by Reference” for more information on these reports. You should carefully consider these risk factors together with all other information in this prospectus and any accompanying prospectus supplement before you decide to invest in our debt securities. The risks and uncertainties described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. If any of the risks facing us actually occurs, our business, results of operations and cash flows could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also make available free of charge on our corporate website at http://hasbro.gcs-web.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and, if applicable, amendments to those reports filed pursuant to Section 13(a) of the Exchange Act as well as proxy materials we file with the SEC pursuant to Section 14 of the Exchange Act, as soon as reasonably practicable after we electronically file such material with the SEC. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference herein.

This prospectus constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference in this prospectus is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any applicable prospectus supplement or any document we subsequently file with the SEC that is incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document that is incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any applicable prospectus supplement or any document that we subsequently file with the SEC that is incorporated by reference herein modifies or supersedes that statement.

This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2023;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024; and

•	our Current Reports on Form 8-K filed on March 25, 2024 and April 17, 2024.

We also are incorporating by reference all future documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering of the securities made hereby (other than information in and exhibits to such documents that are deemed not to be “filed” with the SEC under the Exchange Act).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Hasbro, Inc.

1027 Newport Avenue

Pawtucket, Rhode Island 02861

Attention: Investor Relations

(401) 431-8697

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” may relate to matters such as: our business and marketing strategies; anticipated financial performance or business prospects in future periods; relationships with business partners, customers and suppliers; purchasing patterns of our customers and consumers; expected technological and product developments; the expected timing for scheduled new product introductions or our expectations concerning the future acceptance of products by customers; expected benefits and plans relating to acquired brands, properties and businesses; the development and timing of planned digital gaming products, consumer products and entertainment releases; adapting to changes in the methods of product and content distribution; marketing and promotional efforts; research and development activities; management of supply and inventory; expectations related to our manufacturing; impact of public health conditions; adequacy of our properties; expected benefits and cost-savings resulting from the Company’s Operational Excellence Program; expected benefits and cost-savings from certain restructuring actions and divestiture of non-core businesses or assets; capital expenditures; working capital; liquidity; timing of and amount of repayment of indebtedness; capital allocation strategy, including plans for dividends and share repurchases; and other financial, tax, accounting and similar matters. Forward-looking statements are inherently subject to risks and uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “looking forward,” “may,” “planned,” “potential,” “should,” “will” and “would” or any variations of words with similar meanings.

We note that a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed or anticipated herein, in any accompanying prospectus supplement or in any document incorporated by reference herein or therein. These forward-looking statements should, therefore, be considered in light of various important factors, including those factors described in more detail in the section entitled “Risk Factors” in this prospectus or any accompanying prospectus supplement, as well as such section included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated into this prospectus by reference and may be updated and modified periodically in our reports filed with the SEC and incorporated into this prospectus by reference. See “Where You Can Find More Information” and “Incorporation by Reference” for more information on these reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

HASBRO, INC.

Hasbro, Inc. is a game, toy and intellectual property company whose mission is to entertain and connect generations of fans through exhilaration of play and the wonder of storytelling. We are Creating Magic Through Play by delivering engaging brand experiences for global audiences across gaming, consumer products and entertainment, with a portfolio of iconic brands including MAGIC: THE GATHERING, Hasbro Gaming, PLAY-DOH, NERF, TRANSFORMERS, DUNGEONS & DRAGONS, and PEPPA PIG, as well as premier partner brands.

Hasbro is guided by our purpose to create joy and community for all people around the world, one game, one toy, one story at a time. For the past decade, we have been consistently recognized for our corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media.

Our principal executive offices are located at 1027 Newport Avenue, Pawtucket, Rhode Island 02861 and our telephone number is (401) 431-8697.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any debt securities offered pursuant to this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, repurchases of our common stock, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities that may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as “debt securities.” The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to a particular series of debt securities in the prospectus supplement relating to that series and any applicable free writing prospectus that we authorize to be delivered. When we refer to the “Company,” “we,” “our,” and “us” in this section, we mean Hasbro, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series, under an indenture, dated as of March 15, 2000 (as supplemented and amended, the “senior indenture”), between us and The Bank of New York Mellon Trust Company, N.A. (the “senior trustee”), as successor trustee to The Bank of Nova Scotia Trust Company of New York. U.S. Bank Trust Company, National Association has in the past, and may in the future, serve as the series trustee with respect to one or more series of senior debt securities issued under the senior indenture. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture (the “subordinated indenture”) to be entered into between us and a subordinated trustee to be named in a prospectus supplement (the “subordinated trustee”). The senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the “indentures” and, together, the senior trustee and the subordinated trustee are referred to as the “trustees.” This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures for additional information.

The indentures will not limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The senior debt securities will be our unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.

The subordinated debt securities will be our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.”

A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. Under the indentures, the specific terms of a particular series of debt securities will include the following, among other things:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities and, with respect to debt securities issued under the subordinated indenture, the terms on which they are subordinated;

•	any limit on the aggregate principal amount that may be issued;

•	the date or dates on which the debt securities will mature, or the method by which such date or dates will be determined;

•	the rate or rates at which the debt securities will bear interest, or the method by which such rate or rates will be determined;

•	the date or dates from which interest will accrue, or how such date or dates will be determined, and the interest payment date or dates, if any, and any related record dates;

•	any mandatory or optional sinking fund or similar provisions;

•

if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•

any provisions relating to the date after which and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at our option or of the holder thereof and certain terms and conditions of such optional or mandatory redemption;

•	any conversion features of the debt securities, including the initial conversion price or conversion rate or other conversion provisions;

•	the place or places where payments, if any, will be made on the debt securities and the place or places where debt securities may be presented for transfer;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any debt securities to be issued in registered form will be issuable;

•	whether the debt securities are issuable as registered securities, bearer securities or both, and the terms upon which bearer securities may be exchanged for registered securities;

•	special provisions relating to the issuance of any bearer securities of any series;

•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	the currency in which payments may be payable;

•	whether and upon what terms the debt securities may be defeased or discharged;

•	any events of default applicable to the debt securities;

•	any covenants applicable to the debt securities;

•	the form of debt securities and coupons, if any; and

•	any other terms of the debt securities.

We will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures may not protect holders of the debt securities in the event of a highly leveraged or other transaction involving us or our subsidiaries that may adversely affect the holders of the debt securities.

Debt securities may be issued under the indentures as original issue discount securities. An original issue discount security is a security, including any zero-coupon security, which:

•	is issued at a price lower than the amount payable upon its stated maturity, and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity shall become due and payable.

If a series of debt securities is issued as original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be discussed in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities will be issuable as registered securities, as bearer securities or both. Ownership and transfer of debt securities which are issued as bearer securities will be based upon possession or delivery of the actual certificate; that is, the owner of a debt security issued as a bearer security will presumptively be the “bearer” of the security. By contrast, the ownership or transfer of debt securities issued as registered securities will be listed in the security register described in the indenture. If the debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to these debt securities, and to payment on and transfer and exchange of, these debt securities, will be described in the applicable prospectus supplement.

The indentures provide that debt securities may be issuable in global form which will be deposited with, or on behalf of, a depositary, identified in an applicable prospectus supplement. If debt securities are issued in global form, one certificate will represent a large number of outstanding debt securities which may be held by separate persons, rather than each debt security being represented by a separate certificate.

If the purchase price, or the principal of, or any premium or interest on any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, registered securities denominated in U.S. dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 and bearer securities denominated in U.S. dollars will be issued only in denominations of $5,000 and whole multiples of $5,000.

Debt securities may be presented for exchange, and registered securities other than book-entry securities, may be presented for registration of transfer with the applicable form of transfer duly executed, at the office of any transfer agent or at the office of the Security Registrar, as defined in the indentures, without service charge and upon payments of any taxes and other governmental charges as described in the indentures. This registration of transfer or exchange will be effected upon the transfer agent or the Security Registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request. Bearer securities will be transferable by delivery.

A debt security in global form may not be transferred except as a whole by or between the depositary for the debt security and any of its nominees or successors. If any debt security of a series is issuable in global form, the applicable prospectus supplement will describe:

•

any circumstances under which beneficial owners of interests in that global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination;

•	the manner of payment of principal, premium and interest, if any, on that global debt security; and

•	the specific terms of the depositary arrangement with respect to that global debt security.

Payment and Paying Agents

Unless otherwise specified in an applicable prospectus supplement, we will pay principal, any premium and interest on registered securities at the office of the paying agents we have designated, except that we may pay interest by check mailed to, or wire transfer to the account of, the holder. Unless otherwise specified in any applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the record date for this interest payment.

We will pay principal, any premium and interest on bearer securities in the currency and in the manner specified in the applicable prospectus supplement, subject to any applicable laws and regulations, at the paying agencies outside the United States we have designated. The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement.

In addition:

•	if debt securities of a series are issuable as registered securities, we will be required to maintain at least one paying agent in each place of payment for the series;

•

if debt securities of a series are issuable as bearer securities, we will be required to maintain a paying agent in a place of payment outside the United States where debt securities of the series and any coupons appertaining thereto may be presented and surrendered for payment; and

•

if the debt securities of a series are listed on any stock exchange located outside the United States and any such stock exchange requires us to maintain a paying agent in a city located outside the United States, we will comply with these requirements.

Certain Terms of the Senior Debt Securities

Waiver, Modifications and Amendment

The holders of a majority of the principal amount of the outstanding senior debt securities of any particular series may waive past defaults with respect to that particular series, except for:

•	defaults on any required payments; or

•	defaults relating to any covenants of the senior indenture that cannot be changed without the consent of each holder of a debt security affected by the change.

The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each series affected, voting as a single class and not by individual series, may waive our compliance with some of the restrictive provisions of the indenture.

We and the senior trustee may amend the senior indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities outstanding thereunder. In addition, the rights of holders of a series of senior debt securities may be changed by us and the senior trustee with the written consent of the holders of a majority of the principal amount of the outstanding senior debt securities of each series that is affected, voting as a single class and not by individual series. However, the following changes may only be made with the consent of each affected holder:

•	changing the stated maturity of principal or of any installment of principal or interest;

•	reducing the principal amount or any premium;

•	reducing the rate of interest;

•	reducing any premium payable upon redemption;

•	reducing the principal amount of an original issue discount security due and payable upon an acceleration of maturity;

•	subject to certain exceptions, changing the currency of payment of, or deleting any country from places of payment on, the senior debt securities;

•	impairing the right to sue for any payment on a senior debt security;

•	changing the Company’s obligation to maintain a paying office or agency;

•

making any change that adversely affects a holder’s rights to convert a convertible senior debt security, decreasing the conversion rate on a convertible senior debt security or increasing the conversion price on a convertible senior debt security; or

•

modifying any of the requirements set forth in this “Waiver, Modifications and Amendment” section, except increasing the percentage of principal amount of senior debt securities, the holders of which are required to consent to any waiver or amendment.

For purposes of computing the required consents referred to above, and for all other purposes under the indenture, the aggregate principal amount of any outstanding senior debt securities not payable in U.S. dollars is the amount of U.S. dollars that could be obtained for this principal amount based on the spot rate of exchange for the applicable foreign currency or currency unit as determined by us or by an authorized exchange rate agent.

Satisfaction and Discharge

The senior indenture will cease to be of further effect with respect to a series of senior debt securities upon compliance with certain conditions, including if either (a) we have delivered to the senior trustee for cancellation all senior debt securities of such series (with certain limited exceptions) or (b) all senior debt securities of such series not theretofore delivered to the senior trustee for cancellation have become due and payable, or are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the senior trustee, in trust for such purpose, the entire amount sufficient to pay the principal, interest and premium, if any, on the notes to the maturity date or redemption date, as the case may be.

Defeasance

To the extent specified in the applicable prospectus supplement, we will have a “legal defeasance” option (pursuant to which, with respect to a particular series of senior debt securities, we are discharged from any and all obligations with respect to such senior debt securities) and a “covenant defeasance” option (pursuant to which, with respect to a particular series of senior debt securities, we are released from our obligations with respect to such senior debt securities under certain specified covenants contained in the senior indenture). If we exercise our legal defeasance option with respect to a series of senior debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of senior debt securities, payment of such senior debt securities may not be accelerated because of an event of default related to the specified covenants.

Governing Law

The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the senior trustee under the senior indenture. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon Trust Company, N.A. or its affiliates in the ordinary course of business.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in an applicable prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities, except the subordinated indenture and subordinated debt securities will not include a limitation on Secured Debt or a limitation on Sale and Leaseback Transactions.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities, except under limited circumstances set forth in the subordinated indenture. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate;

•	through dealers or agents;

•	to investors directly in negotiated sales or in competitively bid transactions; or

•	through a combination of any of these methods of sale.

Each prospectus supplement will describe the method of distribution of the debt securities and any applicable restrictions. The prospectus supplement for each series of debt securities will describe, to the extent required, information with respect to that offering, including:

•	the name or names of any underwriters and the respective amounts underwritten;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	any material relationships with the underwriters.

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the debt securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these debt securities will be subject to certain conditions and the underwriters will be obligated to purchase all of these debt securities if any are purchased. The debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these debt securities for whom they may act as agent. Underwriters may sell these debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In order to facilitate the offering of the debt securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the debt securities, and syndicate short positions involve the sale by underwriters of a greater number of debt securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the debt securities sold in the offering for their account may be reclaimed by the syndicate if the debt securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the debt securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

We may also sell any of the debt securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these debt securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a reasonable best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the applicable prospectus supplement.

We may sell any of the debt securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable securities.

We may indemnify underwriters, dealers or agents who participate in the distribution of the debt securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make. Underwriters, dealers or agents may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses. This includes commercial banking and investment banking transactions.

The debt securities registered hereby may be a new issue of debt securities with no established trading market. Any underwriters or agents to or through which debt securities are sold by us may make a market in these debt securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of or trading market for any debt securities sold by us.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, certain legal matters with respect to the validity of the debt securities will be passed upon by Cravath, Swaine & Moore LLP and Tarrant Sibley, Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company. As of May 6, 2024, Mr. Sibley beneficially owned less than 1% of the outstanding shares of our common stock. If the debt securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements and schedule II of Hasbro, Inc. and its subsidiaries as of December 31, 2023 and December 25, 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Hasbro, Inc.

Debt Securities

PROSPECTUS

May 6, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale of the debt securities being registered hereby, other than underwriting discounts and commissions.

Amount
SEC Registration Fee	$	*
Printing Expenses		**
Accounting Services		**
Legal Fees and Expenses		**
Transfer Agent’s, Trustee’s and Depositary’s Fees and Expenses		**
Rating Agency Fees and Expenses		**
Miscellaneous		**

Total	$	**

*	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.
**

These fees and expenses are based on the debt securities offered and the number of issuances and, accordingly, cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated expenses payable with respect to any offering of debt securities.

Item 15. Indemnification of Directors and Officers.

The registrant is incorporated in Rhode Island. Under Section 7-1.2-814 of the Rhode Island Business Corporation Act (“RIBCA”), a Rhode Island corporation has the power, under specified circumstances, to indemnify any individual made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was an officer or director if:

•	he or she conducted himself or herself in good faith,

•

he or she reasonably believed, in the case of conduct in his or her official capacity with the corporation, that his or her actions were in the corporation’s best interests, and in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests,

•	in criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful, or

•	he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The foregoing statement is subject to the detailed provisions of 7-1.2-814 of the RIBCA.

Article X of the second amended and restated bylaws of the registrant provides that the registrant shall indemnify its directors and officers to the full extent permitted by Section 7-1.2-814 of the RIBCA, as the same may be amended from time to time.

Section 7-1.2-202 of the RIBCA provides that articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that the provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its shareholders,

•

for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 7-1.2-811 of the RIBCA, which relates to liability for unauthorized acquisitions or redemptions of, or dividends or distributions on, capital stock, or

•

for any transaction from which the director derived an improper personal benefit, unless said transaction is permitted by Section 7-1.2-807 of the RIBCA, which relates to director conflicts of interest.

No provision eliminating or limiting the personal liability of a director will be effective with respect to causes of action arising prior to the inclusion of the provision in the articles of incorporation of the corporation.

Article Thirteenth of the registrant’s restated articles of incorporation contains such a provision.

Section 7-1.2-814(i) of the RIBCA empowers a Rhode Island corporation to purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against him or her and incurred by him or her in any corporate capacity or arising out of his or her status as a director, officer, employee, or agent of the corporation, whether or not the corporation would have the power to indemnify him or her against the liability under the provisions of such section. The registrant has a directors and officers liability insurance policy.

The registrant has entered into an indemnification agreement with each of its directors, whereby the registrant has agreed to indemnify each such director for amounts which the director is legally obligated to pay, including judgments, settlements or fines, including certain related expenses to be advanced by the registrant, due to any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or other act or omission by a director in his capacity as a director. This indemnification excludes claims:

•	covered by the registrant’s directors and officers liability insurance policy,

•	for which the director is otherwise indemnified or reimbursed,

•

relating to certain judgments or adjudications under which the director is liable for breaches of duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or involving knowing violations of law,

•	for actions or certain transactions from which the director derives an improper personal benefit,

•	relating to the director’s liability for accounting for profits under Section 16 of the Exchange Act,

•	in respect of remuneration, if found unlawful, and

•	as to which a final and non-appealable judgment has determined that payment to the director thereunder is unlawful.

Item 16. Exhibits.

Set forth below is a list of exhibit that are being filed on incorporated by reference into this prospectus:

Exhibit No.	Description

1*	Form of Underwriting Agreement

3.1	Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended July 2, 2000)

3.2	Amendment to Articles of Incorporation, dated June 28, 2000 (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the period ended July 2, 2000)

3.3	Amendment to Articles of Incorporation, dated May 19, 2003 (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the period ended June 29, 2003)

3.4	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 30, 2022, File No. 1-6682)

4.1	Indenture dated as of March 15, 2000, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of Nova Scotia Trust Company of New York (incorporated by reference to Exhibit 4(b)(i) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 1999)

4.2	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-3 filed on May 8, 2014)

4.3	Form of Senior Note (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-3 filed on May 8, 2014)

4.4	Form of Subordinated Note (incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-3 filed on May 8, 2014)

5.1	Opinion of Tarrant Sibley, Esq.

5.2	Opinion of Cravath, Swaine & Moore LLP

23.1	Consent of KPMG LLP, independent registered public accounting firm for the Company

23.2	Consent of Tarrant Sibley, Esq. (included in Exhibit 5.1)

23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2)

24.1	Powers of Attorney (included in the signature pages to the Registration Statement)

25.1	Statement of Eligibility of the Bank of New York Mellon Trust Company, N.A. on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Indenture dated as of March 15, 2000

25.2	Statement of Eligibility of U.S. Bank Trust Company, National Association on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Indenture dated as of March 15, 2000

25.3**	Statement of Eligibility of the Subordinated Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Subordinated Indenture

107.1	Filing Fee Table

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pawtucket, State of Rhode Island, on May 6, 2024.

HASBRO, INC.

By:	/s/ Christian P. Cocks
Name:	Christian P. Cocks
Title:	Director and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Hasbro, Inc. hereby severally constitute and appoint Christian Cocks, Gina Goetter and Tarrant Sibley, each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments to this registration statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Hasbro, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christian P. Cocks	Director and Chief Executive Officer (Principal Executive Officer)	May 6, 2024
Christian P. Cocks

/s/ Gina Goetter	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 6, 2024
Gina Goetter

/s/ Richard S. Stoddart	Chairman of the Board of Directors	May 6, 2024
Richard S. Stoddart

/s/ Michael R. Burns	Director	May 6, 2024
Michael R. Burns

/s/ Hope F. Cochran	Director	May 6, 2024
Hope F. Cochran

/s/ Lisa Gersh	Director	May 6, 2024
Lisa Gersh

/s/ Frank D. Gibeau	Director	May 6, 2024
Frank D. Gibeau

/s/ Elizabeth Hamren	Director	May 6, 2024
Elizabeth Hamren

/s/ Darin S. Harris	Director	May 6, 2024
Darin S. Harris

/s/ Blake Jorgensen	Director	May 6, 2024
Blake Jorgensen

Signature	Title	Date

/s/ Tracy A. Leinbach	Director	May 6, 2024
Tracy A. Leinbach

/s/ Owen Mahoney	Director	May 6, 2024
Owen Mahoney

/s/ Laurel J. Richie	Director	May 6, 2024
Laurel J. Richie

/s/ Mary Beth West	Director	May 6, 2024
Mary Beth West

/s/ Linda Zecher Higgins	Director	May 6, 2024
Linda Zecher Higgins